EXPLANATORY NOTE

This Amendment No. 4, or the Amendment, to the Regulation A Offering Statement on Form 1-A filed by CapRocq Core REIT, Inc., on November 23, 2016, or the Original Filing, is being filed solely to include a revised Exhibit 8.1. Accordingly, this Amendment consists of only the explanatory note, the signature page to the Form 1-A, the exhibit index, and Exhibit 8.1. The Preliminary Offering Circular is unchanged and therefore has been omitted.

PART III – EXHIBITS

EXHIBIT INDEX

The following exhibits are filed as part of this offering circular on Form 1-A:

Exhibit Number	Description

1.1*	Engagement Letter by and between CapRocq Core REIT, Inc. and Boustead Securities, LLC, dated March 17, 2017
1.2*	Form of Participating Dealer Agreement
2.1*	Articles of Incorporation of CapRocq Core REIT, Inc.
2.2*	Bylaws of CapRocq Core REIT, Inc.
4.1*	Form of Subscription Agreement
6.1*	Form of Agreement of Limited Partnership of CapRocq Core Holdings, L.P.
6.2*	Form of Advisory Agreement by and between CapRocq Core REIT, Inc., CapRocq Core Holdings, L.P., and CapRocq Core Advisors, LLC
6.3*	Real Estate Purchase and Sale Agreement (Village on the Creeks—Colgate Property) by and between CCR VOC, LLC. and CapRocq VOC, LLC, dated November 18, 2016
6.4*	API & Data License Agreement by and between Direct Transfer, LLC and CapRocq Core REIT, Inc., dated January 26, 2017
8.1	Form of Subscription Escrow Agreement between and among Regions Bank, Boustead Securities, LLC and CapRocq Core REIT, Inc.
10.1*	Powers of Attorney (included on the signature page to the offering statement filed with the Securities and Exchange Commission on February 3, 2017)
11.1*	Consent of JPMS Cox, PLLC
11.2*	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 12.1)
11.3*	Consent of Kaplan Voekler Cunningham & Frank, PLC (included in Exhibit 15.1)
12.1*	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to legality of the securities being registered
15.1*	Opinion of Kaplan Voekler Cunningham & Frank, PLC as to certain federal income tax considerations

* Previously filed

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas on March 31, 2017.

CAPROCQ CORE REIT, INC.

By:	/s/ Franklin McLarty*
Franklin McLarty
President and Director

This offering circular has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ Franklin McLarty*	President and Director	March 31, 2017
	Franklin McLarty	(Principal Executive Officer)

	/s/ Kevin Huchingson*	Chief Investment Officer	March 31, 2017
	Kevin Huchingson	and Director

	/s/ Beau Blair	Chief Operating Officer,	March 31, 2017
	Beau Blair	Treasurer, Secretary and Director
(Principal Accounting Officer
and Principal Financial Officer)

*By:	/s/ Beau Blair
Beau Blair
Attorney-in-fact